UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7000 Shoreline Court, Suite 350

South San Francisco, California 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2019, IDEAYA Biosciences, Inc. (the “Company”) announced the appointment of Wendy L. Yarno as a member of its Board of Directors (the “Board”), effective December 17, 2019. Ms. Yarno will serve as a Class II director, with an initial term expiring at the Company’s 2021 annual meeting of stockholders, and will serve on the Board’s Compensation Committee. In connection with the appointment of Ms. Yarno to the Board, the Board approved an increase in the size of the Board from seven to eight members.  The Company determined that Ms. Yarno qualifies as an “independent director” for purposes of the NASDAQ listing standards.

Ms. Yarno’s compensation for her services as a director will be consistent with that of the Company’s other non-employee directors, as described under “Director Compensation” in the Company’s Registration Statement on Form S-1 (File No. 333-231081) filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2019.  Pursuant to the Company’s director compensation program, Ms. Yarno will receive an option to purchase 22,000 shares of the Company’s common stock with an exercise price of the closing price of the Company’s common stock on December 17, 2019, the date of appointment. The option will vest and become exercisable as to 1/36th of the shares subject to the option on each monthly anniversary of the date of appointment to the Board, subject to Ms. Yarno’s continued service to the Company through each applicable vesting date. The Company also entered into its standard form of indemnification agreement for directors and officers with Ms. Yarno, which was filed as an exhibit to the Company’s Registration Statement on Form S-1 (File No. 333-231081) filed with the SEC on May 13, 2019.

There are no arrangements or understandings between Ms. Yarno and any other persons pursuant to which Ms. Yarno was appointed as a director, and there are no transactions in which Ms. Yarno has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Yarno has not been named to any committee of the Company’s Board of Directors at this time.

On December 18, 2019 the Company issued a press release announcing Ms. Yarno's appointment. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.
Date: December 18, 2019	By: /s/ Yujiro Hata Yujiro Hata President and Chief Executive Officer